Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

SAN JOSE, CA (April 23, 2008) —Sanmina-SCI Corporation (the “Company”) (Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results for its second fiscal quarter ended March 29, 2008.

Basis of Presentation

On February 19, 2008 the Company announced the sale of certain assets of its personal computing business and associated logistics services.   As a result of this sale and certain other anticipated transactions, this line of business has been treated as a discontinued operation in the financial statements that accompany this press release.  Certain results for the total company, however, have been provided to assist the reader in understanding the overall results of the company relative to the guidance for the second quarter that was provided by the company on January 23, 2008.  As such, the term “Total Company” as used in this press release includes both Continued and Discontinued Operations.

Second Quarter Fiscal 2008 Highlights:

•      TOTAL COMPANY REVENUE OF $2.4 BILLION,  GUIDANCE WAS  $2.4-2.5 BILLION

•      NON-GAAP DILUTED EARNINGS PER SHARE OF $0.05, GUIDANCE WAS $0.03-$0.05

•      GAAP DILUTED LOSS PER SHARE OF ($0.05)

•      CONTINUING OPERATIONS REVENUE OF $1.82 BILLION AND NON-GAAP EARNINGS PER DILUTED SHARE OF $0.03

Total Company - Versus Guidance

Revenue for the total company, including continuing and discontinued operations was $2.40 billion for the second quarter ended March 29, 2008, compared to $2.61 billion in the second quarter ended March 31, 2007.   Revenue in the personal computing business was down versus the prior quarter related to certain revenues that were transitioned to a third-party manufacturer during the quarter in connection with the Company’s decision to exit the business.

Non-GAAP net income for the second quarter 2008 was $28.2 million, or $0.05 diluted earnings per share, compared to $793 thousand, and break-even non-GAAP diluted earnings per share for the year ago quarter.  GAAP net loss was $24.4 million, or $0.05 diluted loss per share compared to a net loss of $26.1 million, or $0.05 diluted loss per share for the same period a year ago.

Non-GAAP gross profit was $147.8 million, or 6.1 percent of revenue, compared to $139.2 million, or 5.3 percent of revenue in the same period a year ago.  Non-GAAP operating income for the quarter was $62.9 million, up $22.7 million compared to $40.2 million for the same time period a year ago (see Non-GAAP Financial Information).

	Q2’08	Q2’07	Q2’08 Guidance
Total Company
Revenue (in thousands)	$2,404,130	$2,611,689	$2.4 - $2.5 B
Non-GAAP Gross Margin(1)	6.1%	5.3%	6.0% - 6.1%
Non-GAAP EPS(1)	$0.05	$0.00	$0.03 - $0.05
GAAP EPS (loss)	$(0.05)	$(0.05)
Continuing Operations
Revenue (in thousands)	$1,817,431	$1,788,028
Non-GAAP Gross Margin(1)	6.9%	6.4%
Non-GAAP EPS (loss)(1)	$0.03	$(0.04)
GAAP EPS (loss)	$(0.08)	$(0.09)

Continuing Operations — Non-GAAP Results (1)

Revenue from continuing operations for the second quarter was $1.82 billion, compared to $1.79 billion in the same period a year ago.   Net income was $14.5 million, or $0.03 diluted earnings per share, compared to a net loss of  $19.1 million, or $0.04 diluted loss per share for the same period a year ago.

Gross profit in the second quarter of fiscal 2008 was $126.1 million, 6.9 percent of revenue, compared to $114.8 million, 6.4 percent of revenue in the second quarter a year ago.  Operating income was $44.9 million, which equated to an operating margin of 2.5 percent, up $24.6 million compared to $20.3 million and an operating margin of 1.1 percent in the same period a year ago.

Continuing Operations — GAAP Results

Net loss for the second quarter was $39.9 million, $0.08 diluted loss per share compared to a net loss $45.9 million, $0.09 diluted loss per share in the same period a year ago. The loss for the second quarter was largely attributable to $48.0 million of restructuring charges most of which was incurred by the company in connection with the previously announced closure of a manufacturing facility in Western Europe.

Balance Sheet Results

In the second quarter ended March 29, 2008, cash and cash equivalents amounted to $861 million, compared to $941 million in the prior quarter and $664 million in the same period a year ago.  Inventory turns for the continuing operations were 7.1 and total company turns were 8.9.

Jure Sola, Sanmina-SCI’s Chairman and Chief Executive Officer, said, “Overall, the Company performed according to plan with our core business slightly ahead of expectations with strength in our defense and aerospace, industrial, medical and multimedia end markets.  With the sale of our PC business underway, our focus is on driving growth in our core end markets where we are well positioned with customers.  Despite slowing economic conditions, we remain cautiously optimistic that our revenue will remain steady in the third quarter and that our level of profitability will improve.

“Today, Sanmina-SCI is better positioned to build solid, long-term relationships with its customers by providing leading-edge technologies in each of our select end-markets.  We believe we have an industry advantage with our engineering design and manufacturing offerings that will allow us to successfully penetrate those markets where we can present the greatest benefits to our customers,” Sola concluded.

Third Quarter Fiscal 2008 Outlook

The Company provides the following guidance with respect to the third fiscal quarter ending June 28, 2008:

Continuing Operations

•      Revenue for continuing operations is expected to be in the range of $1.775 billion to $1.875 billion

•      Non-GAAP diluted earnings per share for continuing operations is expected to be between $0.03 to $0.05

Total Company

•      Non-GAAP diluted earnings per share for the total company is expected to be between $0.03 to $0.06

•      Non-GAAP diluted earnings per share for the discontinued operations is expected to be between $0.00 to $0.01

(1) Non-GAAP Financial Information

In the commentary set forth above, we present the following non-GAAP financial measures:  gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our Company and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from GAAP to non-GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com. Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, April 23, 2008 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will be broadcast live over the Internet.  Log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.   A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 39937381.

About Sanmina-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s expectations of future revenue, profitability and operating expense levels, contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in this press release, including adverse conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers adversely affecting revenue and profitability, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions and competition negatively impacting the Company’s pricing. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2007 Annual Report on Form 10-K and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

Sanmina-SCI Contact

Paige Bombino

Investor Relations

408-964-3610

Sanmina - SCI Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(GAAP)

	March 29,	September 29,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$860,550	$933,424
Accounts receivable, net	1,225,755	1,218,375
Inventories	949,922	1,059,856
Prepaid expenses and other current assets	137,253	167,038
Assets held for sale	114,574	36,764
Total current assets	3,288,054	3,415,457

Property, plant and equipment, net	596,756	609,394
Goodwill	512,635	510,669
Other non-current assets	138,814	134,435
Total assets	$4,536,259	$4,669,955

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,407,473	$1,450,705
Accrued liabilities	217,932	203,941
Accrued payroll and related benefits	146,450	142,436
Liabilities held for sale	1,248	—
Total current liabilities	1,773,103	1,797,082

Long-term liabilities:
Long-term debt	1,490,540	1,588,072
Other	118,669	111,654
Total long-term liabilities:	1,609,209	1,699,726
Total stockholder’s equity	1,153,947	1,173,147
Total liabilities and stockholders’ equity	$4,536,259	$4,669,955

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net sales	$1,817,431	$1,788,028	$3,595,571	$3,710,590
Cost of sales	1,692,786	1,674,533	3,341,997	3,455,508
Gross profit	124,645	113,495	253,574	255,082

Operating expenses:
Selling, general and administrative	79,336	89,062	168,414	180,407
Research and development	4,253	8,971	8,859	17,933
Amortization of intangible assets	1,650	1,611	3,300	3,261
Restructuring costs	48,019	17,479	54,798	22,181
Total operating expenses	133,258	117,123	235,371	223,782
Operating income / (loss)	(8,613)	(3,628)	18,203	31,300
Interest income	5,229	8,671	11,446	19,571
Interest expense	(31,611)	(45,780)	(66,974)	(89,111)
Other income (expense), net	4,272	(553)	(368)	10,408
Interest and other expense, net	(22,110)	(37,662)	(55,896)	(59,132)
Loss from continuing operations before income taxes	(30,723)	(41,290)	(37,693)	(27,832)
Provision for income taxes	9,214	4,637	11,697	13,371
Net loss from continuing operations	(39,937)	(45,927)	(49,390)	(41,203)
Net income from discontinued operations, net of tax	15,523	19,795	32,892	43,320
Net income (loss)	$(24,414)	$(26,132)	$(16,498)	$2,117

Basic income (loss) per share from:
Continuing operations	$(0.08)	$(0.09)	$(0.09)	$(0.08)
Discontinued operations	$0.03	$0.04	$0.06	$0.08
Net income	$(0.05)	$(0.05)	$(0.03)	$0.00

Diluted income (loss) per share from:
Continuing operations	$(0.08)	$(0.09)	$(0.09)	$(0.08)
Discontinued operations	$0.03	$0.04	$0.06	$0.08
Net income	$(0.05)	$(0.05)	$(0.03)	$0.00

Weighted-average shares used in computing per share amounts:
Basic	530,747	527,101	530,200	527,106
Diluted-net loss	530,747	527,101	530,200	527,106
Diluted-net income	530,895	528,842	530,428	528,570

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
GAAP Revenue - continuing operations	1,817,431	1,788,028	3,595,571	3,710,590

GAAP Revenue - discontinued operations	586,699	823,661	1,341,485	1,679,889
GAAP Revenue - total company	$2,404,130	$2,611,689	$4,937,056	$5,390,479

GAAP Gross Profit - continuing operations	$124,645	$113,495	$253,574	$255,082
GAAP gross margin	6.9%	6.3%	7.1%	6.9%
Adjustments - continuing operations:
Stock compensation expense (1)	1,581	1,117	3,281	2,077
Amortization of intangible assets	233	221	504	442
Stock option investigation and integration	(408)	—	(408)	—
Non-GAAP Gross Profit - continuing operations	$126,051	$114,833	$256,951	$257,601
Non-GAAP gross margin - continuing operations	6.9%	6.4%	7.1%	6.9%

GAAP Gross Profit - discontinued operations	21,641	24,225	45,758	51,317
Adjustments - discontinued operations:
Stock compensation expense (1)	129	97	249	178
Non-GAAP Gross Profit - total company	$147,821	$139,155	$302,958	$309,096
Non-GAAP gross margin - total company	6.1%	5.3%	6.1%	5.7%

GAAP operating income (loss) - continuing operations	$(8,613)	$(3,628)	$18,203	$31,300
GAAP operating margin - continuing operations	-0.5%	-0.2%	0.5%	0.8%
Adjustments - continuing operations:
Stock compensation expense (1)	3,738	3,319	7,015	5,873
Amortization of intangible assets	1,883	1,832	3,804	3,703
Stock option investigation and integration	(165)	1,271	2,098	5,645
Restructuring costs	48,019	17,479	54,798	22,181
Non-GAAP operating income - continuing operations	$44,862	$20,273	$85,918	$68,702
Non-GAAP operating margin - continuing operations	2.5%	1.1%	2.4%	1.9%

GAAP operating income (loss) - discontinued operations	17,329	18,323	36,807	41,928
Adjustments - discontinued operations:
Stock compensation expense (1)	140	101	269	185
Restructuring costs	554	1,468	1,071	(19)
Non-GAAP operating income - total company	$62,885	$40,165	$124,065	$110,796
Non-GAAP operating margin - total company	2.6%	1.5%	2.5%	2.1%

GAAP net income (loss) - continuing operations	$(39,937)	$(45,927)	$(49,390)	$(41,203)
Adjustments - continuing operations:
Operating income adjustments (see above)	53,475	23,901	67,715	37,402
Gain on sale of surplus real estate	—	—	—	(6,840)
Loss on redemption of debt (2)	—	—	2,237	—
Tax effect of above items	915	2,927	(1,004)	3,992
Non-GAAP net income (loss) - continuing operations	14,453	(19,099)	19,558	(6,649)

GAAP net income - discontinued operations	15,523	19,795	32,892	43,320
Adjustments - discontinued operations:
Operating income adjustments (see above)	694	1,569	1,340	166
Tax effect of above items	(2,494)	(1,472)	(4,576)	(1,392)
Non-GAAP net income (loss) - total company	28,176	793	49,214	35,445

Non-GAAP Earnings (loss) Per Share - continuing operations:
Basic	$0.03	$(0.04)	$0.04	$(0.01)
Diluted	$0.03	$(0.04)	$0.04	$(0.01)

Non-GAAP Earnings (loss) Per Share - total company:
Basic	$0.05	$0.00	$0.09	$0.07
Diluted	$0.05	$0.00	$0.09	$0.07

Weighted-average shares used in computing Non-GAAP earnings per share amounts:
Basic	530,747	527,101	530,200	527,106
Diluted	530,895	528,842	530,428	528,570

(1) Stock compensation expense for the three and six months ended March 29, 2008 and March 31, 2007 was as follows:

	Three Months Ended		Six Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007

Cost of sales	$1,581	$1,117	$3,281	$2,077
Selling, general and administrative	2,077	2,101	3,557	3,600
Research and development	80	101	177	196
Stock compensation expense - continuing operations	$3,738	$3,319	$7,015	$5,873
Discontinued operations	140	101	270	185
Stcok compensation expense - total company	$3,878	$3,420	$7,285	$6,058

(2) Write-off of prepaid financing fees related to debt that was repaid prior to maturity.